EXHIBIT 4.7

ADDENDUM TO CONVERTIBLE DEBENTURE

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock (“Addendum”) is entered into as of the 6th day of August 2003 by and between Diatect International Corporation, a California corporation (“Diatect”), and La Jolla Cove Investors, Inc., a California corporation (“LJCI”).

WHEREAS, LJCI and Diatect are parties to that certain 8% Convertible Debenture dated as of December 27, 2002 (“Debenture”); and

WHEREAS, the parties desire to amend the Debenture in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Diatect and LJCI agree as follows:

1.

All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2.

The Deadline is hereby changed to be the date that is the 30th day from the date of this Addendum.

3.

The Conversion Price set forth in section 3.1(a) of the Debenture is hereby changed to be the lesser of: (i) $1.00, or (ii) seventy-five percent (75%) of the average of the three lowest Market Prices during the 180 calendar days prior to LJCI’s election to convert (a “Discount Multiplier”). All other terms and provisions of section 3.1(a) of the Debenture (including the Discount Multiplier reduction) shall remain in full force and effect.

4.

LJCI hereby waives all penalties accrued to date under section 3.1(b) of the Debenture.

5.

Within 5 business days of the date of this Addendum, Diatect shall pay to LJCI all interest that is presently due under the Debenture.

6.

Except as specifically amended herein, all other terms and conditions of the Debenture shall remain in full force and effect.

IN WINESS WHEREOF, Diatect and LJCI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Diatect International Corporation

La Jolla Cove Investors, Inc.

By: __________________________

By: __________________________

Name: _______________________

Name: ________________________

Title: ________________________

Title: _________________________

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